Exhibit 23a

Consent of independent registered public accounting firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-137802) of our report dated March 30, 2009 relating to the financial statements, which appears in PHL Variable Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

April 17, 2009